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                                                                  Exhibit 99.1

DOMINIX, INC. ANNOUNCES NAME CHANGE TO 110 MEDIA GROUP, INC., TRADING SYMBOL CHANGE AND REVERSE SPLIT

Friday June 4, 9:00 am ET

NEW YORK, June 4, 2004 (PRIMEZONE) -- As previously announced, Dominix, Inc. (OTC BB:DMNX.OB - News) (OTC BB:OTEN.OB - News), effected today, June 4, 2004, a reverse split of its outstanding common stock on the basis of one (1) share-for-two hundred (200) shares. Also, effective today, June 4, 2004, the Company changed its name to "110 Media Group, Inc." and changed its trading symbol to "OTEN". Effective upon the reverse split, the Company will have 9,605,399 shares of common stock outstanding.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of
1995:

This press release includes certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on 110 Media Group Inc.'s management's current expectations and are subject to risks and uncertainties and changes in circumstances. All forward-looking statements included in this press release are based upon information available to 110 Media Group, Inc. as of the date of the press release, and it assumes no obligation to update or alter its forward looking statements whether as a result of new information, future events or otherwise. These forward-looking statements may relate to, among other things, plans and timing for the introduction or enhancement of our services and products, statements about future market conditions, supply and demand conditions, and other expectations, intentions and plans contained in this press release that are not historical fact. Further information on risks or other factors that could affect 110 Media Group's results of operations is detailed in its filings with the United States Securities and Exchange Commission available at http://www.sec.gov.


Contact:
          Jade Entertainment Group Inc.
          Tim Schmidt
          631-385-0007
          tschmidt@jadegrp.com
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Source: Jade Entertainment Group